UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2012

HEMAGEN DIAGNOSTICS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-11700	04-2869857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
9033 Red Branch Road, Columbia, MD
21045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 740-3198

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 6, 2012 Hemagen Diagnostics, Inc. (the “Company”) requested that its holders of $4,049,858 principal amount (“Principal Amount”) of 8% Senior Subordinated Secured Convertible Notes due 2014 (the “Notes”) forgo the right to receive interest payments for the quarters ending June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013. Under the Notes, the Company’s failure to make such payments may constitute events of default which may result in the acceleration of the Company’s obligation to repay the Principal Amount with accrued interest and penalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2012	HEMAGEN DIAGNOSTICS, INC. By: /s/ William P. Hales William P. Hales Chairman, President and Chief Executive Officer